Exhibit 99.1

FOR IMMEDIATE RELEASE

ISLE OF CAPRI CASINOS, INC. ANNOUNCES

THIRD QUARTER RESULTS

•                                         Significant Property and Corporate Cost Reductions Largely Offset Revenue Decline

•                                         Measurable Operational Progress Made Through Customer Service Initiatives

•                                         Final $95 million of Hurricane Katrina Insurance Proceeds Received

SAINT LOUIS, MO — March 3, 2009 — Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today reported financial results for the third fiscal quarter ended January 25, 2009 and other Company-related news.

CONSOLIDATED RESULTS

The following table outlines the Company’s financial results (dollars in millions, except per share data, unaudited):

	Three Months Ended		Nine Months Ended
	January 25,	January 27,	January 25,	January 27,
	2009	2008	2009	2008
Net revenues, excluding hurricane insurance recoveries	$248.2	$269.7	$784.6	$827.0
Net revenues	308.2	269.7	844.6	827.0
Net income (loss)	46.1	(13.8)	29.0	(45.6)
Net income (loss) per share	1.45	(0.45)	0.93	(1.49)
EBITDA(1)	130.7	40.3	217.7	122.5

In making the announcement, James B. Perry, the Company’s executive vice chairman and chief executive officer, said, “While we continue to be aware of the uncertainty in businesses that rely on consumer spending during this global economic downturn, we are also optimistic about our business because of the operational changes we have made that have had a positive impact on guest satisfaction and courtesy rankings.  We have made measurable progress in reducing our expenses and improving our balance sheet as a result of a number of initiatives we have undertaken during the past 18 months.  While economic and regulatory challenges have led to a net revenue decline of over $42 million, for the first three quarters of fiscal 2009, we implemented cost savings measures and other operating improvements that have helped us offset all but $12 million of this amount, resulting in recurring Property EBITDA of $164 million for the first three quarters of this fiscal year.  Similar efforts in the corporate office allowed us to reduce cash corporate expenses 24% during the current quarter compared to the comparable quarters of the previous fiscal year.

“In late December we settled the insurance claim related to our Biloxi property for damage sustained during Hurricane Katrina for $225 million and received the final $95 million of cash proceeds during the quarter.

“These operational improvements along with the insurance settlement allowed us to recently complete a bond tender offer which provides significant additional financial flexibility moving forward.   Further, as we focus on improving our domestic operations and implementing our strategic plan, we are continuing to take the necessary steps to exit our operations in the UK and the Bahamas in the near term.”

Significant items impacting EBITDA and the net income during the three and nine months ended January 25, 2009 and January 27, 2008 are as follows:

	Three Months Ended		Nine Months Ended
	January 25,	January 27,	January 25,	January 27,
	2009	2008	2009	2008
Items impacting EBITDA and Net Loss:
Hurricane Katrina Settlement	$92.2	$—	$92.2	$—
Write-offs and other charges	—	—	(6.0)	(6.5)
Pre-opening	—	—	—	(6.5)
Development	—	(1.5)	(0.2)	(3.9)
Minority interest	—	(0.9)	—	(4.9)
Additional item impacting Net Loss:
Loss on early extinguishment of debt	—	—	—	(13.7)

Third Quarter Highlights

The Company reported net income for the quarter of $46.1 million, or $1.45 per diluted share, compared to a loss of ($13.8) million, or ($0.45) per diluted share, for the same period of fiscal 2008.  The impact of the insurance settlement was $1.87 per share during fiscal 2009.

During the quarter, net revenues before insurance proceeds decreased $21.5 million, to $248.2 million, as compared to the third quarter of fiscal 2008.

Before consideration of the items reflected in the above table, EBITDA for the third quarter decreased by $4.2 million, to $38.5 million, compared to $42.7 million for the third quarter of fiscal 2008 and Property EBITDA for the third quarter decreased $5.4 million, to $47.4 million, compared to Property EBITDA of $52.8 million for the comparable quarter last year.

In commenting on the results, Virginia McDowell, the Company’s president and chief operating officer, remarked, “While our quarter had many bright spots, it has also clearly shown the challenges we still must confront, particularly in Biloxi and Pompano.  Overall, I am encouraged by our performance in January and the trends we are seeing in February, which sharply improved from November and December.  Our results in the quarter were negatively impacted by the renovations to our hotels in Lake Charles and Lula, but we made outstanding progress at our property in Waterloo, where our EBITDA increased over 30% during the quarter compared to last fiscal year.  We also have opportunities in Colorado and Missouri as a result of recent regulatory changes.  In addition, we continue to implement and modify our strategic plan from both a product and administrative perspective.  We have completed the exterior re-branding of our first two Lady Luck properties — in Caruthersville and Marquette — and have a significant portion of our brand leadership in place.

“I am encouraged by the progress we have made to enhance the customer experience at our properties, even while reducing our expenses in order to lower our cost basis.  Although we have prudently reduced our payroll and eliminated unnecessary programs at our properties in response to the negative impact of the national economy, we have been able to simultaneously improve our customer service scores through our See. Say. Smile. program.  In fact, our positive customer feedback has increased by 45% since the inception of the program nine months ago, and our scores have increased at a rate even greater than we had expected.

“We have made progress in our efforts to streamline and improve our marketing campaigns while decreasing our overall marketing and promotional expenditures.  We are also in the process of introducing a new marketing campaign for many of our properties that focuses on the value proposition that we are creating at these sites by lowering our hold percentages to increase time on device, and introducing attractive new amenity price points to make our properties the clear value choice in our target markets.  In addition, we have are been able to better utilize our technology to both improve offers for our highest value customers and to re-activate dormant customers in certain markets.”

Corporate and Development Expenses

Corporate and development expenses during the third quarter of fiscal 2009 decreased to $9.0 million from $11.8 million during the comparable quarter in fiscal 2008. This decrease in corporate and development expense reflects our continued efforts to reduce our corporate overhead and includes reductions related to consulting services, insurance and compensation-related charges.  In line with our overall cost reduction efforts, corporate and development expense during the nine months ended January 25, 2009 decreased to $32.6 million from $35.8 million.

Total consolidated stock compensation expense, including corporate and properties, was $1.4 million for the third quarter of fiscal 2009 compared to $1.7 million for the third quarter of fiscal 2008.  For the nine months ended January 25, 2009 stock compensation expense was $7.8 million compared to $5.4 million for the nine months ended January 27, 2008.

A loss from early extinguishment of debt was recognized for the nine months ended January 27, 2008 of $13.7 million.  This included a $11.5 million loss from early extinguishment of debt related to the retirement of our 9% Senior Subordinated Notes refinanced by our Senior Credit Facility and a $2.2 million loss from the early extinguishment of our February 2005 Credit Facility, which was replaced with our July 2007 Credit Facility.

Capital Structure and Capital Expenditures Update

As of January 25, 2009, the Company had $216.7 million cash, cash equivalents and restricted cash and total debt of $1.5 billion.  Total borrowing capacity at the end of the quarter was approximately $325.4 million

During February 2009, the Company repurchased $142.7 million of our Senior Subordinated Notes for $82.8 million through a tender offer from our available cash and cash equivalents.  After expenses related to the elimination of deferred finance costs and transactions costs, the Company expects to recognize a pretax gain of approximately $57.0 million during our fourth quarter ending April 26, 2009.  In addition the Company recently notified our banks of our intention to repay approximately $35.0 million on our credit facility from the balance of the insurance proceeds and other funds, in accordance with the provisions of our credit agreement.

Taking into consideration the tender and term loan reduction, pro forma capitalization as of January 25, 2009 is as follows (in millions):

				Pro Forma
				As Adjusted
	January 25,	Pro Forma		January 25,
	2009	Adjustments		2009
Cash and cash equivalents	$181.7	$(82.8	)(a)	$98.9
Restricted cash - short term	$35.0	$(35.0	)(b)	$—
Senior Secured Credit Facility:
July 2007 Credit Facility:
Revolving line of credit	$128.0	$—		$128.0
Term loans	862.7	(35.0	)(b)	827.7
7% Senior Subordinated Notes	500.0	(142.7	)(a)	357.3
Other	6.3	—		6.3
	1,497.0	(177.7)		1,319.3
Less current maturities	44.2	(35.0	)(b)	9.2
Long-term debt	$1,452.8	$(142.7)		$1,310.1

(a) Reflects repurchase of our Senior Subordinated Notes under the terms of our tender offer.

(b) Reflects repayment of our term loans with insurance proceeds and other funds required under our Senior Credit Facility.

Capital expenditures for the three months ended January 25, 2009, totaled $15 million of which, approximately $9 million related to project capital expenditures.

For the nine months ended January 25, 2009, capital expenditures were approximately $45 million, of which approximately $23 million was related to project capital.  Capital expenditures for the last quarter of the year are expected to be approximately $20 million, of which approximately $8 million is expected to be project capital, primarily attributable to completion of the rebranding efforts in Caruthersville and Marquette.

Conference Call Information

Isle of Capri Casinos, Inc. will host a conference call on Tuesday, March 3, 2009, at 10:00 am central time during which management will discuss the financial and other matters addressed in this press release.  The conference call can be accessed by interested parties via webcast through the investor relations page of the Company’s website, www.islecorp.com, or, for domestic callers, by dialing (866) 783-2146.  Other international callers can access the conference call by dialing (857) 350-1605.  The conference call reference number is 49657642.

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 25,	January 27,	January 25,	January 27,
	2009	2008	2009	2008
Revenues:
Casino	$252,158	$269,480	$788,814	$824,996
Rooms	9,216	10,674	35,696	37,595
Pari-mutuel, food, beverage and other	33,427	38,123	104,545	114,208
Hurricane insurance recoveries	60,000	—	60,000	—
Gross revenues	354,801	318,277	989,055	976,799
Less promotional allowances	46,625	48,612	144,434	149,763
Net revenues	308,176	269,665	844,621	827,036
Operating expenses:
Casino	39,360	40,963	119,463	121,656
Gaming taxes	63,790	70,123	198,657	211,160
Rooms	2,624	2,507	9,206	8,852
Pari-mutuel	2,972	4,436	9,087	11,280
Food, beverage and other	9,908	10,614	31,500	33,643
Marine and facilities	15,921	16,852	50,214	50,123
Marketing and administrative	66,085	71,174	202,386	214,173
Corporate and development	9,039	11,846	32,570	35,839
Hurricane insurance recoveries	(32,179)	—	(32,179)	—
Pre-opening, write-offs and other charges	—	—	6,000	12,983
Depreciation and amortization	30,981	34,871	95,988	100,698
Total operating expenses	208,501	263,386	722,892	800,407
Operating income	99,675	6,279	121,729	26,629
Interest expense	(24,872)	(27,548)	(74,365)	(82,538)
Interest income	752	872	1,808	3,106
Loss on early extinguishment of debt	—	—	—	(13,660)

Income (loss) before income taxes and minority interest	75,555	(20,397)	49,172	(66,463)
Income tax (provision) benefit	(29,442)	7,443	(20,185)	25,732
Minority interest	—	(895)	—	(4,868)
Net income (loss)	$46,113	$(13,849)	$28,987	$(45,599)

Earnings (loss) per common share-basic:
Net income (loss)	$1.45	$(0.45)	$0.93	$(1.49)

Earnings (loss) per common share-diluted:
Net income (loss)	$1.45	$(0.45)	$0.93	$(1.49)

Weighted average basic shares	31,765,365	30,836,139	31,240,008	30,651,056
Weighted average diluted shares	31,765,365	30,836,139	31,248,402	30,651,056

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(unaudited)
	January 25,	April 27,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$181,713	$91,790
Marketable securities	15,971	18,533
Accounts receivable, net	8,897	12,195
Insurance receivable, net	1,209	7,689
Income tax receivable	9,987	28,663
Deferred income taxes	9,866	12,606
Restricted cash	35,000
Prepaid expenses and other assets	30,656	27,905
Total current assets	293,299	199,381
Property and equipment, net	1,247,967	1,328,986
Other assets:
Goodwill	324,336	307,649
Other intangible assets, net	95,834	89,252
Deferred financing costs, net	11,459	13,381
Restricted cash	2,774	4,802
Prepaid deposits and other	19,122	22,948
Deferred income taxes	—	7,767
Total assets	$1,994,791	$1,974,166
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$44,228	$9,698
Accounts payable	20,125	29,283
Accrued liabilities:
Interest	17,757	8,580
Payroll and related	44,390	47,618
Property and other taxes	29,262	30,137
Other	56,780	58,121
Total current liabilities	212,542	183,437
Long-term debt, less current maturities	1,452,811	1,497,591
Deferred income taxes	11,756	—
Other accrued liabilities	58,372	52,821
Other long-term liabilities	48,351	52,305
Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 45,000,000 shares authorized; shares issued: 36,114,694 at January 25, 2009 and 35,229,006 at April 27, 2008	362	353
Class B common stock, $.01 par value; 3,000,000 shares authorized; none issued	—	—
Additional paid-in capital	194,496	188,036
Retained earnings	87,240	58,253
Accumulated other comprehensive income (loss)	(18,740)	(5,601)
	263,358	241,041
Treasury stock, 4,340,476 shares at January 25, 2009 and 4,372,073 shares at April 27, 2008	(52,399)	(53,029)
Total stockholders’ equity	210,959	188,012
Total liabilities and stockholders’ equity	$1,994,791	$1,974,166

Isle of Capri Casinos, Inc.

Supplemental Data - Net Revenues

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	January 25,	January 27,	January 25,	January 27,
	2009	2008	2009	2008
Mississippi
Biloxi (2)	$18,278	$20,073	$61,733	$67,844
Natchez	8,797	8,699	25,894	27,119
Lula	16,312	17,458	50,659	55,523
Mississippi Total	43,387	46,230	138,286	150,486

Louisiana
Lake Charles	38,003	38,074	112,105	118,578

Missouri
Kansas City	17,492	17,457	53,063	55,934
Boonville	18,151	18,325	56,996	59,394
Caruthersville (3)	7,282	7,129	22,428	18,968
Missouri Total	42,925	42,911	132,487	134,296

Iowa
Bettendorf	19,414	21,061	68,695	67,641
Davenport	11,520	12,158	35,462	38,835
Marquette	5,837	6,695	22,651	25,067
Waterloo (3)	18,814	18,040	58,680	45,109
Iowa Total	55,585	57,954	185,488	176,652

Colorado
Black Hawk/Colorado Central Station	28,054	33,524	92,667	112,052

Florida
Pompano (3)	33,752	41,274	101,772	111,867

International
Blue Chip	1,465	2,254	5,368	6,809
Coventry (3)	2,260	3,182	7,830	5,158
Our Lucaya	2,632	4,081	8,277	10,790
International Total	6,357	9,517	21,475	22,757

Insurance Recoveries - Biloxi (2)	60,000	—	60,000	—

Other	113	181	341	348

	$308,176	$269,665	$844,621	$827,036

Isle of Capri Casinos, Inc.

Supplemental Data - EBITDA

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	January 25,	January 27,	January 25,	January 27,
	2009	2008	2009	2008

Mississippi
Biloxi (2)	$734	$2,683	$6,980	$11,942
Natchez	3,103	2,724	8,810	8,295
Lula	4,164	4,666	13,790	14,956
Mississippi Total	8,001	10,073	29,580	35,193

Louisiana
Lake Charles	8,662	8,552	24,816	26,773

Missouri
Kansas City	3,234	2,660	9,511	8,672
Boonville	5,577	5,869	17,920	18,666
Caruthersville (3)	1,202	1,714	4,151	4,642
Missouri Total	10,013	10,243	31,582	31,980

Iowa
Bettendorf	5,227	5,895	22,741	20,648
Davenport	3,096	3,215	10,605	9,418
Marquette	470	868	5,157	5,693
Waterloo (3)	4,424	3,361	16,146	6,842
Iowa Total	13,217	13,339	54,649	42,601

Colorado
Black Hawk/Colorado Central Station	6,421	10,506	23,748	38,416

Florida
Pompano (3)	2,266	2,261	4,273	4,499

International
Blue Chip	(83)	(258)	(389)	(667)
Coventry (3)	(457)	(1,740)	(2,783)	(9,994)
Our Lucaya	(639)	(169)	(1,713)	(1,125)
International Total	(1,179)	(2,167)	(4,885)	(11,786)
Total Property EBITDA(1) Before Insurance Recoveries	47,401	52,807	163,763	167,676
Insurance Recoveries - Biloxi (2)	92,179	—	92,179	—
Total Property EBITDA(1)	139,580	52,807	255,942	167,676

Corporate, Development and Other(4)(5)	(8,924)	(11,657)	(38,225)	(40,349)

Minority Interest	—	(895)	—	(4,868)

Total EBITDA(1)	$130,656	$40,255	$217,717	$122,459

Isle of Capri Casinos, Inc.

Supplemental Data - Reconciliation of Operating Income to EBITDA

(unaudited, in thousands)

	Three Months Ended January 25, 2009			Three Months Ended January 27, 2008
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
Mississippi
Biloxi (2)	$(3,363)	$4,097	$734	$(1,960)	$4,643	$2,683
Natchez	2,412	691	3,103	1,819	905	2,724
Lula	2,132	2,032	4,164	1,948	2,718	4,666
Mississippi Total	1,181	6,820	8,001	1,807	8,266	10,073

Louisiana
Lake Charles	5,584	3,078	8,662	4,758	3,794	8,552

Missouri
Kansas City	2,063	1,171	3,234	1,076	1,584	2,660
Boonville	4,365	1,212	5,577	4,557	1,312	5,869
Caruthersville (3)	28	1,174	1,202	94	1,620	1,714
Missouri Total	6,456	3,557	10,013	5,727	4,516	10,243

Iowa
Bettendorf	2,981	2,246	5,227	3,570	2,325	5,895
Davenport	2,060	1,036	3,096	1,944	1,271	3,215
Marquette	(150)	620	470	153	715	868
Waterloo (3)	1,501	2,923	4,424	749	2,612	3,361
Iowa Total	6,392	6,825	13,217	6,416	6,923	13,339

Colorado
Black Hawk/Colorado Central Station	2,539	3,882	6,421	6,509	3,997	10,506

Florida
Pompano (3)	(1,961)	4,227	2,266	(1,730)	3,991	2,261

International
Blue Chip	(152)	69	(83)	(405)	147	(258)
Coventry (3)	(1,518)	1,061	(457)	(3,589)	1,849	(1,740)
Our Lucaya	(643)	4	(639)	(173)	4	(169)
International Total	(2,313)	1,134	(1,179)	(4,167)	2,000	(2,167)

Total Properties Before Insurance Recoveries	17,878	29,523	47,401	19,320	33,487	52,807
Insurance Recoveries - Biloxi (2)	92,179	—	92,179	—	—	—
Total Properties	110,057	29,523	139,580	19,320	33,487	52,807

Corporate, Development and Other (4)(5)	(10,382)	1,458	(8,924)	(13,041)	1,384	(11,657)
Minority Interest	—	—	—	—	—	(895)
	$99,675	$30,981	$130,656	$6,279	$34,871	$40,255

Isle of Capri Casinos, Inc.

Supplemental Data - Reconciliation of Operating Income to EBITDA

(unaudited, in thousands)

	Nine Months Ended January 25, 2009			Nine Months Ended January 27, 2008
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
Mississippi
Biloxi (2)	$(6,094)	$13,074	$6,980	$(2,177)	$14,119	$11,942
Natchez	6,430	2,380	8,810	5,495	2,800	8,295
Lula	7,384	6,406	13,790	6,123	8,833	14,956
Mississippi Total	7,720	21,860	29,580	9,441	25,752	35,193

Louisiana
Lake Charles	15,293	9,523	24,816	15,284	11,489	26,773

Missouri
Kansas City	5,920	3,591	9,511	4,320	4,352	8,672
Boonville	14,279	3,641	17,920	14,853	3,813	18,666
Caruthersville (3)	658	3,493	4,151	2,050	2,592	4,642
Missouri Total	20,857	10,725	31,582	21,223	10,757	31,980

Iowa
Bettendorf	15,948	6,793	22,741	13,454	7,194	20,648
Davenport	7,383	3,222	10,605	5,506	3,912	9,418
Marquette	3,162	1,995	5,157	3,411	2,282	5,693
Waterloo (3)	7,506	8,640	16,146	524	6,318	6,842
Iowa Total	33,999	20,650	54,649	22,895	19,706	42,601

Colorado
Black Hawk/Colorado Central Station	10,891	12,857	23,748	26,451	11,965	38,416

Florida
Pompano (3)	(8,332)	12,605	4,273	(7,345)	11,844	4,499

International
Blue Chip	(629)	240	(389)	(1,067)	400	(667)
Coventry (3)	(6,180)	3,397	(2,783)	(14,594)	4,600	(9,994)
Our Lucaya	(1,726)	13	(1,713)	(1,131)	6	(1,125)
International Total	(8,535)	3,650	(4,885)	(16,792)	5,006	(11,786)

Total Properties Before Insurance Recoveries	71,893	91,870	163,763	71,157	96,519	167,676
Insurance Recoveries - Biloxi(2)	92,179	—	92,179	—	—	—
Total Properties	164,072	91,870	255,942	71,157	96,519	167,676

Corporate, Development and Other (4)(5)	(42,343)	4,118	(38,225)	(44,528)	4,179	(40,349)
Minority Interest	—	—	—	—	—	(4,868)
	$121,729	$95,988	$217,717	$26,629	$100,698	$122,459

(1)  EBITDA is “earnings before interest and other non-operating income (expense), income taxes, and depreciation and amortization.”  EBITDA is presented after consideration of minority interest.  “Property EBITDA” is EBITDA before Corporate and development expenses and minority interest.  EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, 2) used as a component of calculating required leverage and minimum interest coverage ratios under our Senior Credit Facility and 3) a principal basis of valuing gaming companies. Management uses EBITDA and Property EBITDA as the primary measure of the Company’s operating properties’ performance, and they are important components in evaluating the performance of management and other operating personnel in the determination of certain components of employee compensation.  EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP).  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  A reconciliation of EBITDA and Property EBITDA to operating income is included in the financial schedules accompanying this release. A reconciliation of EBITDA to the Company’s net income (loss) is shown below (in thousands).

	Three Months Ended		Nine Months Ended
	January 25,	January 27,	January 25,	January 27,
	2009	2008	2009	2008

EBITDA	$130,656	$40,255	$217,717	$122,459
(Add)/deduct:
Depreciation and amortization	30,981	34,871	95,988	100,698
Interest expense:
Interest expense, net	24,120	26,676	72,557	79,432
Loss on early extinguishment of debt	—	—	—	13,660
Income tax provision (benefit)	29,442	(7,443)	20,185	(25,732)
Net income (loss)	$46,113	$(13,849)	$28,987	$(45,599)

Certain of our debt agreements use “Adjusted EBITDA” as a financial measure for the calculation of financial debt covenants.  Adjusted EBITDA differs from EBITDA as Adjusted EBITDA includes add back of items such as pre-opening expenses, certain write-offs and valuation expenses, and stock compensation expense.  Reference can be made to the definition of Adjusted EBITDA in the applicable debt agreements on file as Exhibits to our filing with the Securities and Exchange Commission.

(2)          For comparability purposes, the insurance recoveries from Hurricane Katrina related to our Biloxi property are presented separately from Biloxi EBITDA, net revenues and operating income.  EBITDA for the three and nine months ended includes $92.2 million from our insurance settlement for our Biloxi property.  Included in net revenue for the three and nine months ended January 25, 2009 is $60 million of these insurance recoveries.

(3)          During 2007, we opened or acquired new properties as follows:

Property	Date

Pompano	April 2007
Caruthersville	June 2007
Waterloo	June 2007
Coventry	July 2007

Our operating results reflect the impact of these openings as well as the incurrence of pre-opening costs for the nine months ended January 27, 2008, as follows:

Pre-Opening Expenses

January 27, 2008
Property	Nine Months Ended
Pompano	$307
Waterloo	3,348
Coventry	2,802

(4)          Total consolidated stock compensation expense including corporate and properties is summarized as follows:

	Three Months Ended		Nine Months Ended
	January 25,	January 27,	January 25,	January 27,
	2009	2008	2009	2008

Stock Compensation expense	$1,367	$1,660	$7,840	$5,441

Stock compensation expense included in corporate and development expense	$1,151	$1,387	$5,984	$4,568

(5)          Write-offs and other charges for the nine months ended January 25, 2009 reflect a charge for $6.0 million relating the termination of an agreement for the potential development of a casino project in the Portland, Oregon area. As a part of this termination agreement reached during the nine months ended January 25, 2009, we agreed to terminate our rights under a land option and to pay a termination fee. As a result of this termination, we recorded a $6.0 million charge consisting of a write-off of $5.0 million representing our previously capitalized rights under the land option and $1.0 million termination fee.  For the nine months ended January 27, 2008, write-offs and other charges reflected a $6.5 million including a $4.9 million charge for the termination of a lease to develop a new casino in West Harrison County, Mississippi and the write-off of $1.6 million in construction projects in Davenport, Iowa, and Kansas City, Missouri.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc., founded in 1992, is dedicated to providing its customers with an exceptional gaming and entertainment experience at each of its 18 casino properties. The Company owns and operates casinos in Biloxi, Lula and Natchez, Mississippi; Lake Charles, Louisiana; Bettendorf, Davenport, Marquette and Waterloo, Iowa; Boonville, Caruthersville, Kansas City, Missouri; two casinos in Black Hawk, Colorado; and a casino and harness track in Pompano Beach, Florida. Isle of Capri Casinos’ international gaming interests include a casino that it operates in Freeport, Grand Bahama, a casino in Coventry, England, and a two-thirds ownership interest in casinos in Dudley and Wolverhampton, England.

Forward-Looking Statements

This press release may contain forward-looking statements which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing and other regulatory conditions, the economy, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition and results of operations is included in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s annual report on Form 10-K for the most recently ended fiscal year.  This and other information is available through the Securities and Exchange Commission at www.sec.gov, or through the Company’s website, www.islecorp.com.

CONTACTS:

Isle of Capri Casinos, Inc.,

Dale Black, Chief Financial Officer-314.813.9327

Jill Haynes, Senior Director of Corporate Communication-314.813.9368